UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     See the disclosure under Item 8.01 Other Events, which is incorporated by reference herein.

Item 8.01	Other Events
     As initially announced September 22, 2009 by Marshall Edwards, Inc. (the “Company”), the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) on September 16, 2009 indicating that the Company failed to comply with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing of its common stock on The Nasdaq Global Market because the bid price of its common stock closed under $1.00 per share for 30 consecutive business days. The notice also stated that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A) the Company would be provided 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock had to remain at or above $1.00 per share for a minimum of 10 consecutive business days prior to the market close on March 15, 2010.
     The Company did not regain compliance with the $1.00 minimum bid price requirement by March 15, 2010. Accordingly, on March 16, 2010, the Company received written notification from Nasdaq (the “Staff Determination”) that unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel on or before 4:00 p.m. Eastern Time on March 23, 2010, the Company’s common stock will be delisted from The Nasdaq Stock Market at the opening of business on March 25, 2010. The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel to address the minimum bid price deficiency before 4:00 p.m. Eastern Time on March 23, 2010, which request will stay any action with respect to the Staff Determination until the Nasdaq Listing Qualifications Panel renders a decision subsequent to the hearing. However, there can be no assurance that Nasdaq will grant the Company’s request for continued listing.
     On February 9, 2010, the Company announced that its Board of Directors has approved a reverse stock split of the company’s common stock. The Board’s decision is intended to ensure that Marshall Edwards is in full compliance with Nasdaq’s listing rules. The reverse stock split is subject to stockholder approval at the Special Meeting of the Stockholders scheduled to be held on March 29, 2010.
     On March 19, 2010, the Company issued a press release announcing its receipt of the Staff Determination letter from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards, Inc. dated March 19, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Acting Chief Executive Officer and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: March 19, 2010

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards Pty Limited dated March 19, 2010